UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On October 25, 2007, Sonic Solutions (“Sonic”) initiated a restructuring plan to reorganize its operations, optimize its engineering and development efforts, and reduce its workforce by closing its Richmond Hill, Canada office by the end of this calendar year.  Sonic expects to incur severance-related costs of approximately $1,500,000 and other one-time restructuring charges also of approximately $1,500,000 in connection with this closing.  As a result of these actions, Sonic expects to reduce operating expenses in calendar year 2008 by $6,000,000, excluding stock compensation expense.

ITEM 8.01. OTHER EVENTS.

On October 26, 2007, Sonic received a letter from the NASDAQ Listing Hearing and Review Council (the “Listing Council”) notifying Sonic of its decision to grant Sonic an exception to demonstrate compliance with all of The NASDAQ Global Select Market’s continuing listing requirements until December 26, 2007. As previously announced, Sonic had received notices from the Listing Qualifications Staff of The NASDAQ Stock Market due to its failure to solicit proxies and hold an annual meeting for its fiscal year ended March 31, 2006 on or before March 31, 2007 and its failure to timely file its quarterly reports on Form 10-Q for the quarters ended December 31, 2006 and June 30, 2007 as well as its annual report on Form 10-K for the year ended March 31, 2007.

As previously announced on February 1, 2007, Sonic has commenced a voluntary review of its historical and current stock option grant practices and related accounting. Based on the review, the Audit Committee of Sonic’s Board of Directors and Sonic’s management have concluded that, under applicable accounting guidance, Sonic lacks sufficient documentation for certain historical option grants and that the measurement dates associated with these option grants will need to be adjusted. Further, as previously announced, the Audit Committee, after consultation with Sonic’s management and Sonic’s Board of Directors, has determined that Sonic’s annual and interim financial statements may no longer be relied upon.

Sonic believes that it will have to record additional cash and non-cash charges for stock-based compensation expense and restate previous financial statements, and that such charges will be material. Sonic is not yet able to determine the amount of such charges or the resulting tax and accounting impact of these actions. Sonic intends to file its restated financial results and related periodic reports as quickly as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
Name: David C. Habiger
Title: President and Chief Executive Officer

Date: October 30, 2007